Exhibit 99.d.(ii)

Any questions regarding this form or Offer may be
directed to AST Fund Solutions, LLC,
the Information Agent, at (877)361-7969.

NON-TRANSFERABLE RIGHTS OFFERING

H&Q LIFE SCIENCES INVESTORS

NOTICE OF GUARANTEED DELIVERY
TO BE DELIVERED PRIOR TO 5:00 P.M., EASTERN TIME, JUNE 23, 2014

As set forth in the Prospectus under “Payment for Shares,” this form or one substantially equivalent hereto may be used by a New York Stock Exchange member firm or bank or trust company as a means of exercising Rights and effecting subscription and payment for all shares of the Trust’s shares of beneficial interest (“Shares”) subscribed for under the Primary Subscription and the Over-Subscription Privilege.  Such form may be delivered by facsimile transmission, overnight courier or first-class mail to the Subscription Agent prior to 5:00 p.m., Eastern time, on June 23, 2014 (the “Expiration Date”).  If sent by facsimile, the original executed form must also be sent promptly thereafter by mail delivery.

The Subscription Agent is: BOSTON FINANCIAL DATA SERVICES, INC.

By First Class Mail: Boston Financial Data Services H & Q Healthcare Investors Attn: Corporate Action Event Center PO BOX 55025 Boston, MA 02205-9967	By Overnight Courier: Boston Financial Data Services H & Q Healthcare Investors Attn: Corporate Action Event Center 30 Dan Rd. Canton, MA 02021
By Facsimile: (781) 930-4939	Confirm By Telephone To: (No Inquiries Please) (781) 930-4900

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

This notice specifies the number of Shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege and guarantees (a) payment in full for all subscribed Shares (which full payment then must be delivered no later than the close of business on July 1, 2014 (the third business day after the Expiration Date)) and (b) a properly completed and signed copy of the Exercise Form (which Form then must be delivered no later than the close of business on July 1, 2014 (the third business day after the Expiration Date)).  Failure to do so will result in a forfeiture of the Rights.  In the event that the Subscription Price exceeds the Estimated Subscription Price, an invoice will be sent for any additional amounts due.  Payment for such additional amounts, if any must be made July 7, 2014.  In the event the Subscription Price is less than the Estimated Subscription Price, the Subscription Agent will mail a refund to exercising shareholders.

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent, of (a) payment of the full Subscription Price for Shares subscribed for under the Primary Subscription and any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Exercise Form, by the close of business on July 1, 2014 and (b) a properly completed and executed Exercise Form by the close of business on July 1, 2014.

For Completion By:	Boston Financial Data Services, Inc.

Must Be Received By:	5:00 P.M., June 23, 2014 (New York Time)

Broker Assigned Control #

H&Q LIFE SCIENCES INVESTORS

1. Primary Subscription	Number of Rights to be exercised	Number of Primary Subscription shares requested for which you are guaranteeing delivery of Rights and payment	Payment to be made in connection with Primary Subscription shares

	Rights	Shares	$

2. Over-Subscription Privilege		Number of Over-Subscription Privilege shares requested for which you are guaranteeing payment	Payment to be made in connection with Over-Subscription Privilege shares

		Shares	$

3. Totals	Total number of Rights To be delivered	Total number of Shares to be delivered	Total Payment

	Rights	Shares	$

Method of delivery (circle one)

A.            Through The Depository Trust Company (“DTC”)

B.            Direct to Boston Financial Data Services, Inc., as Subscription Agent.  Please reference below the registration of the Rights to be delivered:

Please assign a unique control number for each guarantee submitted.  This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.  In addition, please note that if you are submitting a guarantee for Over-Subscription Privilege shares and are a DTC participant, you must also execute and forward to Boston Financial Data Services, Inc. a DTC Participant Over-Subscription Privilege Exercise Form.

Name of Firm			Authorized Signature

DTC Participant Number			Title

Address			Name (Please Type or Print)

City	State	Zip Code	Phone Number

Contact Name			Date